                        TOOTSIE ROLL INDUSTRIES, INC.
                           CAREER ACHIEVEMENT PLAN


     1. PURPOSE. The purpose of the Career Achievement Plan (the "Plan") of Tootsie Roll Industries, Inc. (the "Company") is to promote the financial interests and growth of the Company by increasing motivation on the part of its senior officers and key employees by creating an incentive for them to remain in the long term employ of the Company and to work to the best of their abilities for the achievement of the Company's strategic growth objectives.

     2.   PARTICIPATION.   Participation in the Plan will be limited to those
senior officers and other key employees of the Company as the Board of Directors (the "Board") in its sole discretion shall designate from time to time to be eligible to receive Career Achievement Awards hereunder.

     3.   CAREER ACHIEVEMENT AWARDS.   As of the date determined by the Board
for any calendar year during the term of the Plan, the Board may, but shall not be required to, grant an award to any or all of the participants of the Plan. Each such award (a "Career Achievement Award") shall be for a fixed dollar amount, and shall be calculated based on such formulas or other criteria as may be established by the Board in its sole discretion, PROVIDED, HOWEVER, that the Board shall be prohibited from adopting formulas or other criteria which would cause Career Achievement Awards to be subject to Section 16 of the Securities Exchange Act of 1934 or the rules promulgated thereunder. Each Career Achievement Award shall be communicated in a written notice to the affected participant as soon as practicable after the amount has been determined by the Board. Such written notice shall state the amount of the award, and shall set forth the non-competition provisions of Section 7 hereof and any other terms or conditions that may be established by the Board consistent with the provisions of this Plan. Except as otherwise provided in Section 5 hereof, once an award has been communicated to a participant pursuant to this Section 3, such award may not be canceled, reduced or diminished in any manner without the written consent of the participant.

     4.   CAREER ACHIEVEMENT ACCOUNT.

     (a)  ESTABLISHMENT OF ACCOUNTS.    There shall be established on the
books of the Company a Career Achievement Account in the name of each participant in the Plan. Career Achievement Awards made under the Plan shall be credited to a participant's Career Achievement Account as of the January 1st specified in the written notice of the award delivered to the participant.

     (b)  CAREER ACHIEVEMENT ACCOUNT EARNINGS.
          (1)  PRIOR TO TERMINATION OF EMPLOYMENT.   Each participant's
Career Achievement Account shall consist of the aggregate amount of all Career Achievement Awards and any "interest" previously credited to the participant's account with respect to such Career Achievement Awards under this Section 4(b)(1). Such account balance shall be credited with "interest" as of the last day of each calendar quarter in which the participant remains an employee of the Company at a rate equal to one-fourth of the published yield of Moody's Seasoned Bond Index as of the last day of such quarter. Notwithstanding the preceding sentence, if the date of termination of a participant's employment is other than the last day of a calendar quarter, no "interest" shall be credited to the participant's account under this Section 4(b)(1) for the calendar quarter in which such termination occurs.

          (2)  AFTER TERMINATION OF EMPLOYMENT.   From and after the date on
which a participant's employment with the Company terminates until payment is made hereunder, the "vested" portion of the participant's Career Achievement Account (as determined under Section 5(a)) shall be credited with "interest" as of the last day of each calendar quarter beginning with the calendar quarter in which such termination occurs and ending with the calendar quarter in which the participant's Career Achievement Account is distributed. For purposes of this Section 4(b)(2), the rate of "interest" shall equal one-fourth of the annual yield on five-year United States Treasury Notes as of the last day of each relevant calendar quarter. If the participant's Career Achievement Account is distributed on a date other than the last day of a calendar quarter, the rate of interest set forth in the preceding sentence for such quarter shall be multiplied by a fraction, the numerator of which is the number of days from the beginning of the calendar quarter to the date of distribution and the denominator of which is the total number of days in such calendar quarter.

     5. PAYMENT OF CAREER ACHIEVEMENT ACCOUNT UPON TERMINATION OF EMPLOYMENT. A participant's Career Achievement Account shall be paid to the participant, shall be paid to the participant's designated beneficiary in the event of the participant's death, or shall be forfeited, depending upon the time and circumstances of the participant's termination of employment, as provided below:

     (a) TERMINATION OF EMPLOYMENT OTHER THAN FOR DEATH OR DISABILITY. Subject to Sections 5(c), 5(d) and 5(e) hereof, if a participant's employment with the Company terminates other than as a result of the participant's death or permanent disability, the participant shall be entitled to receive, on the "date of distribution", a lump sum payment equal to (x) the "vested" portion of the participant's Career Achievement Account as of the date of termination of employment (as such "vested" portion is determined below) and (y) amounts credited to the participant's account under Section 4(b)(2) following such date of termination of employment. For purposes of this Section 5(a), the "date of distribution" means the later of (i) the second anniversary of the date of the participant's termination of employment or (ii) sixty (60) days after the earlier of the participant's 65th birthday or his or her death.
The portion of a participant's Career Achievement Account which has not "vested" as of the date of the participant's termination of employment shall be forfeited, and the participant shall not be entitled to any payment of such forfeited amount or any interest thereon.

          The "vested" portion of a participant's Career Achievement Account as of the date of termination shall equal the aggregate of the "vested" portions of each Career Achievement Award previously granted to the participant. The "vested" portion of each Career Achievement Award shall be separately determined and shall equal the product of the Career Achievement Award (plus any "interest" previously credited to the participant's account with respect to such Career Achievement Award under Section 4(b)(1) hereof) multiplied by the Vested Percentage of such award. The Vested Percentage of a Career Achievement Award shall be determined according to the number of the participant's consecutive full calendar years of employment with the Company beginning with the calendar year in which such award was credited to the participant's Career Achievement Account and ending with the calendar year immediately prior to the year in which termination occurs, pursuant to the following table:


            Years of Continuous               Vested
                Employment                  Percentage
            -------------------             ----------

                     1                          20%
                     2                          40%
                     3                          60%
                     4                          80%
                 5 or more                     100%

For purposes of this Section 5(a), if a participant first becomes an employee of the Company during the calendar year in which a Career Achievement Award is credited to such participant's account, such year shall count as a full calendar year of employment.

     (b)  TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR
DISABILITY.   Subject to Section 5(e) hereof, if a participant's employment with the Company terminates by reason of the participant's death or permanent disability, the Company shall pay to the participant or the beneficiary designated by the participant pursuant to Section

9(a) hereof, as the case may be, a lump sum amount equal to the full balance of the participant's Career Achievement Account as of the date of termination, and any amounts credited to the participant's account under
Section 4(b)(2) following such termination of employment. Such payment shall be made not later than sixty (60) days after the participant's termination of employment. For purposes of this Plan, a participant shall be deemed to be permanently disabled if such participant is unable to perform his or her stated duties with the Company by reason of illness, accident or other incapacity and is not engaged in any occupation or employment for wage or profit for which he or she is reasonably qualified by education, training, or experience, provided however, that in the event the Company maintains a long-term disability plan in which the participant is entitled to receive benefits, the participant shall be deemed to be permanently disabled when he or she suffers a physical illness, injury or other impairment in respect to which the participant is entitled to receive benefits under such long-term disability plan.

     (c)  TERMINATION OF EMPLOYMENT FOR CAUSE.   Notwithstanding any
provision of this Plan to the contrary, if the Board, in its sole discretion, shall determine that the participant's employment with the Company was terminated for "cause" (as defined below), the participant's Career Achieve-ment Account shall be forfeited in its entirety, and the participant shall not be entitled to any payments under this Plan. For purposes of this Plan, "cause" shall mean any act or conduct by a participant that consists of or constitutes fraud, theft, dishonesty, alcohol or drug use on the job, willful injury to or destruction of the Company's property or property of any person dealing with the Company, any act or conduct injurious to the goodwill of the

Company or its relations with its customers or any other person dealing with the Company or derogatory of any of the Company's methods or products, any violation of the duty imposed upon employees by contract or by law in their relationship with the Company, or engages in any activities in violation of
Section 7 hereof.

     (d)  FORFEITURE OF CAREER ACHIEVEMENT ACCOUNT.   Notwithstanding any
provision of this Plan to the contrary, a participant will forfeit all rights to any amounts previously credited to his or her Career Achievement Account if, after the termination of the participant's employment, the participant engages in any activities in violation of Section 7 hereof.

     (e) FURTHER DEFERRAL. To the extent determined by the Board in its sole discretion, the Board shall have the authority to delay any payments otherwise due under this Plan to the extent necessary to avoid a limitation on the deductibility of compensation paid to a participant pursuant to
Section 162(m) of the Internal Revenue Code of 1986, or any successor provision. To the extent any payments under this Plan are deferred under this Section 5(e), such amounts shall continue to accrue "interest" pursuant to Section 4(b)(2) hereof, and shall be paid at such time or from time to time to the extent such payments would not cause or increase a limitation on deductibility under such Section 162(m).


     6.   IMMEDIATE DISTRIBUTION OF CAREER ACHIEVEMENT ACCOUNTS UPON CHANGE
OF CONTROL OF THE COMPANY.   Notwithstanding any provision of this Plan to
the
contrary, the Company shall pay the entire balance of a participant's Career Achievement Account to such participant within three business days after the occurrence of a "change of control" of the Company. A "change of control" of the Company shall occur when: (1) any person, including a "group," as described in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires after the effective date of this Plan the beneficial ownership of, and the right to vote, shares having the right to cast at least twenty percent (20%) of the votes permitted to be cast in any election of members to the Board of Directors of the Company; or (2) as the result of any tender or exchange offer, substantial purchase of the Company's equity securities, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company immediately prior to such transaction or transactions do not constitute a majority of the Board (or of the board of directors of any successor to or assignee of the Company) immediately after the next meeting of stockholders of the Company (or any successor or assignee) following such transaction; except that no event described in clause (1) or (2) above shall constitute a "change of control" if immediately after such event Melvin J. Gordon, Ellen R. Gordon, their descendants (and spouses of such descendants) and any trusts or estates in which such persons have an interest own, directly or indirectly, shares having the right to cast at least fifty percent (50%) of the votes permitted to be cast in any election of members of the Board of Directors of the Company.

     7.   NONCOMPETITION.   In connection with the receipt of a Career
Achievement Award hereunder, each participant will be required to enter into an agreement with the Company which provides that during the term of employment, and for a period ending on the second anniversary of the effective date of the participant's termination of employment by the Company, the participant will not:

          (1) directly or indirectly engage in, own, manage, operate, participate in, render advice to or have any interest in any person, firm, corporation, or business (whether as an owner, partner, employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity which is the same as, similar to, or competitive with any activity then, or within the prior twelve
     (12) months, engaged in by the Company or any affiliate of the Company;
     or

          (2) directly or indirectly solicit for employment or employ or become employed by any person then, or within the prior twelve (12) months, employed by the Company or any affiliate of the Company, or request, influence or advise any person who is or shall be employed by or is in the service of the Company or any affiliate of the Company to leave such employment or service of the Company or any affiliate of the Company; or

          (3) directly or indirectly influence or advise any competitor of or anyone intending to compete with the Company or any affiliate of the Company to employ or otherwise engage the services of any person who is or shall be employed by or is in the service of the Company or any affiliate of the Company; or

          (4) directly or indirectly solicit or accept any business which is the same as, similar to or competitive with that of the Company or any affiliate of the Company from customers of the Company or any affiliate of the Company or request, induce or advise customers of the Company or any affiliate of the Company to withdraw, curtail or cancel their business with the Company or any affiliate of the Company.

For purposes of this Plan, the term "affiliate" means any entity engaged in the same or similar business as the Company or a related business, which is controlled by or under common control with the Company.


     8.   ADMINISTRATION OF THE PLAN.   The Plan shall be administered and
interpreted by the Board. The Board shall, subject to the terms of the Plan, make or refrain from making Career Achievement Awards, determine the amount of Career Achievement Awards, establish rules and regulations for the administration of the Plan, impose conditions with respect to competitive employment or other activities with respect to any such award, and establish the written form to be used to evidence such awards pursuant to Section 3 hereof. The Board shall have full authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and to perform all acts, including the delegation of its administrative responsibilities as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. All such rules, regulations and interpretations relating to the Plan which are adopted by the Board shall be conclusive and binding on all parties. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award granted hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect.

     9.   MISCELLANEOUS.
          (a) DESIGNATION OF BENEFICIARY. In the event of the death of a participant, the amount payable under Section 5 hereof shall, unless the participant shall designate to the contrary as provided below, thereafter be made to such person or persons who, as of the date payment is to be made under this Plan, would receive distribution of the participant's account balance under the terms of the Tootsie Roll Employee's Pension Plan. Notwithstanding the preceding sentence, a participant may specifically designate the person or persons (who may be designated successively or contingently) to receive payments under this Plan following the participant's death by filing a written beneficiary designation with the Company during the participant's lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by the participant pursuant to written instruments filed with the Company during his or her lifetime. Beneficiaries designated by a participant may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by a participant, if all of the persons so designated die before a participant on the occurrence of a contingency not contemplated in such beneficiary designation, then the amount payable under this Plan shall be paid to the person or persons determined in accordance with the first sentence of this Section 9(a).

          (b) ASSETS. No assets shall be segregated or earmarked in respect of any Career Achievement Award or Career Achievement Account and no participant shall have any right to assign, transfer, pledge or hypothecate his or her interest, or any portion thereof, in his or her Career Achievement Account. The Plan and the crediting of Career Achievement Accounts hereunder shall not constitute a trust and shall be structured solely for the purpose of recording an unsecured contractual obligation. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company.

          (c) REPORTS. Until a participant's entire Career Achievement Account shall have been paid in full or forfeited, the Company will furnish to the participant a report, at least annually, setting forth transactions in such account and the status of such account with respect to the vested and unvested portions thereof and the "interest" credited thereon.

          (d) ACCELERATION OF VESTING AND PAYMENT. Notwithstanding any other provision of this Plan to the contrary, the Board, in its sole discretion, is empowered to accelerate the vesting and to accelerate the payment of all or a portion of a participant's Career Achievement Account for any reason the Board may determine to be appropriate. Neither the Company nor the Board shall have any obligation to make any such acceleration for any reason whatsoever.

          (e) LIABILITY. No member of the Board shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving such member's bad faith, gross negligence or fraud, for anything done or omitted to be done by such member. The Company will fully indemnify and hold each member of the Board harmless from any liability hereunder, except in circumstances involving such member's bad faith, gross negligence or fraud. The Company or the Board may consult with legal counsel, who may be counsel for the Company, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

          (f) AMENDMENT OR TERMINATION. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however that any such amendment, suspension or termination may not, without the participant's consent, adversely affect any Career Achievement Awards previously credited to the participant's account prior to the effective date of such amendment, suspension or termination. Notwithstanding the foregoing, upon any termination of this Plan, the Board may in its sole discretion accelerate the vesting and payment of the entire balance of all Career Achievement Accounts as of the date of termination of this Plan. The Plan shall remain in effect until terminated pursuant to this Section 9(f).

          (g) EXPENSES. The Company will bear all expenses incurred by it in administering this Plan.

          (h) WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to this Plan or to otherwise require prior to the payment of any amount hereunder, payment by the participant of any Federal, state or local taxes required by law to be withheld.

          (i) NO OBLIGATION. The Board's designation of an individual as a participant in any year shall not require the Board to designate such person to receive a Career Achievement Award in any other year. Neither this Plan nor any Career Achievement Awards made hereunder shall create any obligation on the Company to continue any other existing award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any Career Achievement Award made pursuant to this Plan shall give any participant or other employee any right with respect to continuance of employment by the Company or any of its affiliates or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of the Company or any of its affiliates by which an employee is employed to terminate such employee at any time for any reason whatsoever, nor shall this Plan nor any Career Achievement Award made hereunder create a contract of employment.

          (j) NO ASSIGNMENT; RESOLUTION OF DISPUTES. Except as otherwise permitted under Section 9(a), no right or interest in any Career Achievement

Account under this Plan shall be assignable or transferable, and no right or interest of any participant in any Career Achievement Account hereunder shall be subject to any lien, obligation or liability of such participant. In the event any conflicting demands are made upon the Company with respect to any payments due as a result of this Plan, provided that the Company shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Company may pay to the participant any and all amounts due hereunder and thereupon the Company shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

          (k) GOVERNING LAW. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).